Securities and Exchange Commission
Washington, D.C. 20549


FORM 8-K


Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported):  October 17, 2000



Dionex Corporation
(Exact name of Registrant as specified in its charter)


                 Delaware                    0-12250             94-2647429
    (State or other jurisdiction of       (Commission	       (I.R.S. Employer
     incorporation or organization)	      File Number)      Identification No.)



1228 Titan Way, Sunnyvale, CA 94085
(Address of principal executive offices)(Zip code)


(408) 737-0700
(Registrant's telephone number, including area code)


ITEM 5.   OTHER EVENTS.


	    On October 17, 2000, pursuant to a Stock Purchase Agreement dated as of October 17, 2000 by and among the Registrant and each of the shareholders (the "Shareholders") of LC Packings Nederland B.V., a limited liability company organized under the laws of The Netherlands and LC Packings (U.S.A.) Inc. a California corporation (collectively referred to as "LC Packings"), the Registrant purchased all of the issued and outstanding shares of LC
Packings. The total purchase price was determined through arms' length negotiations between the Registrant and the Shareholders. The acquisition of LC Packings will be treated by the Registrant as a purchase for accounting purposes.

LC Packings, which markets its products primarily in the United States and Europe, specializes in micro, capillary and nano liquid chromatography used by proteomics and genomics researchers in pharmaceutical, biotechnology and scientific laboratories to analyze and separate proteins, glycoproteins and other complex compounds. The Registrant currently intends to maintain LC Packings as a wholly-owned subsidiary of the Registrant and to have LC Packings continue to conduct its business as historically conducted.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired.

Inapplicable.

(b) Pro Forma Financial Information.

Inapplicable.

(c)  Exhibits

Exhibit No.   Description

10.1	        Stock Purchase Agreement among Dionex Corporation, LC Packings
              Nederland B.V., LC Packings (U.S.A.), Inc., the Shareholders of LC Packings Nederland B.V. and the Shareholders of LC Packings (U.S.A.), Inc. dated as of October 17, 2000.

99.1          Press release of the Registrant dated October 17, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIONEX CORPORATION
(Registrant)


Date:  November 3, 2000		By:  /s/ Craig A. McCollam
                         					Craig A. McCollam
                         					Vice President, Finance and Administration and
                         					Chief Financial Officer (Principal Financial and
                         					Accounting Officer)